EXHIBIT 16




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March 24, 2008


Securities and Exchange Commission
Washington, D.C. 20549


Commissioners:

I have read Tongji Healthcare Group, Inc. statements included under Item 4.01 of its Form 8-K filed on March 7, 2008, and I agree with such statements concerning my firm.


Sincerely,

/s/ Lilian Jiang

Lilian Jiang
Wen Jiang & Company, PC